Exhibit 99.2

J.P. MORGAN SECURITIES INC. 270 Park Avenue New York, New York 10017	DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005

JPMORGAN CHASE BANK, N.A. 270 Park Avenue New York, New York 10017	DEUTSCHE BANK AG NEW YORK BRANCH 60 Wall Street New York, New York 10005

May 16, 2010

Universal Health Services, Inc.
367 South Gulph Road, P.O. Box 61558
King of Prussia, PA 19406-0958
Attention:              Steve Filton
Chief Financial Officer

Project Olympus
Commitment Letter

Ladies and Gentlemen:

You have advised JPMorgan Chase Bank, N.A. (“JPMCB”), Deutsche Bank Securities Inc. (“DBSI”),  J.P. Morgan Securities Inc. (“JPMSI”) and Deutsche Bank AG New York Branch (“DB”, and together with JPMCB, DBSI and JPMSI, the “Commitment Parties”, “us” or “we”) that you (the “Borrower”), intend to acquire, through a merger, the company you have identified to us as “Phoenix” (the “Target”) and consummate the other transactions described on Exhibit A hereto.  Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibits attached hereto (such Exhibits, together with this letter, collectively, the “Commitment Letter”).

1.	Commitments

In connection with the Transactions, JPMCB is pleased to advise you of its commitment to provide 65% of the entire aggregate principal amount of the Credit Facilities, and DB is pleased to advise you of its commitment to provide 35% of the entire aggregate principal amount of the Credit Facilities, upon the terms and conditions set forth in this letter and the Summary of Terms and Conditions, attached as Exhibits B and C hereto (the “Term Sheet”).

2.	Titles and Roles

It is agreed that (i) each of JPMSI and DBSI will act as joint lead arranger and joint bookrunner for the Credit Facilities (acting in such capacities, the “Senior Lead Arrangers”) and (ii) JPMCB will act as sole administrative agent for the Credit Facilities. Each of JPMSI and DBSI will, in its capacity as Senior Lead Arranger, perform the duties and exercise the authority customarily performed and exercised by it in such role.

It is further agreed that JPMSI will have “left” placement in any marketing materials or other documentation used in connection with the Credit Facilities and that DBSI will have “right” placement in any marketing materials or other documentation used in connection with the Credit Facilities.  You agree that no other agents, co-agents, arrangers or bookrunners will be appointed and no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and Fee Letter referred to below) will be paid in connection with the Credit Facilities unless you and we shall so reasonably agree (it being understood and agreed that no other agents, co-agents, arrangers or bookrunners shall be entitled to greater economics in respect of the Credit Facilities than the Commitment Parties).

3.	Syndication

We intend to syndicate the Credit Facilities to a group of lenders identified by us in consultation with you (together with JPMCB and DB, the “Lenders”).  The financial institutions identified and selected to act as the Lenders shall be subject to your prior consent (not to be unreasonably withheld). The Senior Lead Arrangers intend to commence syndication efforts promptly, and until the earlier to occur of (i) a Successful Syndication (as defined in the Fee Letter) and (ii) ninety (90) days after the Closing Date, you agree actively to assist (and to use your commercially reasonable efforts to cause the Target to actively assist) the Senior Lead Arrangers in completing a syndication satisfactory to the Commitment Parties.  Such assistance shall include (A) using commercially reasonable efforts to ensure that the syndication efforts benefit from your and your affiliates’ existing banking relationships, (B) direct contact between your senior management and advisors and the proposed Lenders (and using your commercially reasonable efforts to ensure such contact between senior management of the Target and the proposed Lenders), (C) your assistance (and using your commercially reasonable efforts to cause the Target to assist) in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication, (D) the hosting, with the Commitment Parties, of one or more meetings of prospective Lenders at times and locations to be mutually agreed (and using your commercially reasonable efforts to cause the officers of the Target to be available for such meetings), (E) using your commercially reasonable efforts to obtain (x) corporate credit and/or corporate family ratings for the Borrower and (y) ratings for the Credit Facilities and the Senior Financing, in each case from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) prior to the Closing Date, and (F) there being no competing offering, placement or arrangement of any debt securities (other than the Senior Financing or debt securities issued in lieu of the Senior Financing) or bank financing (other than the Credit Facilities) by or on behalf of you or the Target and its subsidiaries.  Upon the request of any Commitment Party, you will furnish, and will use your commercially reasonable efforts to cause the Target to furnish, or cause to be furnished, to such Commitment Party an electronic version of your and the Target’s trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the syndication of the Credit Facilities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred. Without limiting your obligations to assist with syndication efforts as set forth in this paragraph, we agree that completion of a syndication is not a condition to our commitments hereunder and we further agree that (except for purposes of determining whether a Successful Syndication has been achieved under the market flex provisions of the Fee Letter) we will not be released from our commitment hereunder in connection with such a syndication to any Lender unless (A) any such Lender (reasonably acceptable to you) has entered into an amendment or joinder with respect to this Commitment Letter committing to provide a portion of the Credit Facilities (in which case our commitments hereunder shall be reduced at such time  by an amount equal to the commitment assumed by such Lender) or (B) such Lender shall have entered into the applicable Credit Facilities Documentation and funded the portion of the Credit Facilities required to be funded by it on the Closing Date.

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The Senior Lead Arrangers, in their capacity as such, will manage, in consultation with you, all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when the Lenders’ commitments will be accepted, which Lenders will participate (subject to your consent rights set forth above, not to be unreasonably withheld), the allocation of the commitments among the Lenders (subject to your prior consent, not to be unreasonably withheld) and the amount and distribution of fees among the Lenders.  You hereby acknowledge and agree that each Senior Lead Arranger, in such capacity, will have no responsibility other than to arrange the syndication as set forth herein and in no event shall be subject to any fiduciary or other implied duties in connection with the transactions contemplated hereby.  To assist the Senior Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Senior Lead Arrangers (and use commercially reasonable efforts to cause the Target to provide to the Senior Lead Arrangers) all information with respect to the Borrower and (to the best of your knowledge) the Target and their respective subsidiaries and the Acquisition, including all financial information and Projections (as defined below), as the Senior Lead Arrangers may reasonably request in connection with the arrangement and syndication of the Credit Facilities (it being understood that the Senior Lead Arrangers may engage in two or more syndication periods and you have agreed to assist the Senior Lead Arrangers as set forth in this paragraph in connection with all such syndication efforts). Notwithstanding anything in this Commitment Letter to the contrary, the terms of the Credit Facilities Documentation shall be negotiated by the parties in good faith not to be in a form such that the Credit Facility is not available on the date that the conditions to the acquisition are satisfied or capable of being satisfied if the Conditionality Provision (as defined below) and the conditions precedent set forth in the Term Sheet are satisfied.

At the request of the Senior Lead Arrangers, you agree to assist in the preparation of a version of the information package and presentation (the “Public Information Package”) consisting exclusively of information and documentation with respect to you and your affiliates, the Target and its subsidiaries (in this case, to the best of your knowledge) and the Acquisition that is either publicly available or not material with respect to you and your affiliates, the Target and its subsidiaries (in this case, to the best of your knowledge), any of your or their respective securities or the Acquisition for purposes of United States federal and state securities laws.  It is understood that in connection with your assistance described above, authorization letters will be included in any information package and presentation whereby you authorize the distribution of such information to prospective Lenders, containing a representation by you to the Commitment Parties that the Public Information Package does not include any such material non-public information and exculpating you and us with respect to any liability related to the use of the contents of such Public Information Package or any related marketing material by the recipients thereof.  You acknowledge and agree that the following documents may be distributed to potential Lenders wishing to receive only the Public Information Package (unless you promptly notify us otherwise): (a) drafts and final versions of the Credit Facilities Documentation; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) notification of changes in the terms of the Credit Facilities.  You also agree to use commercially reasonable efforts to identify that portion of any other Information or Projections (the “Borrower Materials”) to be distributed to “public side” lenders (i.e. lenders that do not wish to receive any such material non-public information), including by clearly and conspicuously marking such materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Borrower Materials “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to you and your affiliates, the Target and its subsidiaries (in this case, to the best of your knowledge), any of your or their (in this case, to the best of your knowledge) respective securities or the Acquisition for the purpose of United States federal and state securities laws.

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4.	Information

You hereby represent, warrant and covenant that (with respect to Information and Projections relating to the Target and its subsidiaries, to your knowledge) (a) all written information, other than the Projections and information of a general economic or industry specific nature (the “Information”), that has been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby, when taken as a whole, does not or will not, when furnished to us, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements thereto) and (b) the financial projections and other forward-looking information (the “Projections”) that have been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished to us (it being recognized by the Commitment Parties that such Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results, and such differences may be material).  You agree that if, at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence is incorrect, in any material respect, then you will (or, with respect to the Information and Projections relating to the Target and its subsidiaries, will use commercially reasonable efforts to) promptly supplement the Information and the Projections so that (with respect to Information and Projections relating to the Target and its subsidiaries, to your knowledge) such representations are correct, in all material respects, under those circumstances.  You understand that in arranging and syndicating the Credit Facilities we may use and rely on the Information and Projections without independent verification thereof.

5.	Fees

As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the Fee Letter dated the date hereof and delivered herewith (the “Fee Letter”) on the terms and subject to the conditions set forth therein.

6.	Conditions

Each Commitment Party’s commitments and agreements hereunder are subject to the conditions set forth in this Section 6, on Exhibit C and in Exhibit B under the heading “CERTAIN CONDITIONS – Initial Conditions”.  Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Facilities Documentation (as defined in Exhibit B) or any other letter agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, (a) the only representations relating to you and your subsidiaries and the Target and its subsidiaries and their respective businesses, the accuracy of which shall be a condition to availability of the Credit Facilities on the Closing Date, shall be (i) such of the representations made by the Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement (the “Merger Agreement Representations”) and (ii) the Specified Representations (as defined below), and (b) the terms of the Credit Facilities Documentation shall be in a form such that they do not impair availability of the Credit Facilities on the Closing Date if the conditions set forth in this Commitment Letter are satisfied (it being understood that, to the extent any collateral (including the creation or perfection of any security interest) referred to in the Term Sheet is not or cannot be provided on the Closing Date (other than (x) the pledge of capital stock of domestic subsidiaries of the Borrower and (y) the grant and perfection of security interests in other assets pursuant to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code (“UCC”)) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision of any such collateral shall not constitute a condition precedent to the availability of the Credit Facilities on the Closing Date, but may instead be provided after the Closing Date pursuant to arrangements to be mutually agreed).  For clarity, the satisfaction of the requirements described in the foregoing clauses (x) and (y) shall not be defeated solely because you fail to deliver on the Closing Date, after your use of commercially reasonable efforts to do so, one or more stock certificates of domestic subsidiaries of the Borrower (which in any event shall be delivered no later than 30 days after the Closing Date).  For purposes hereof, “Specified Representations” means the representations and warranties referred to in the Term Sheet relating to corporate existence and qualification, power and authority, due authorization, execution and delivery and the enforceability of the Credit Facilities Documentation, in each case as they relate to the entering into and performance of the Credit Facilities Documentation, effectiveness, validity and perfection of first priority liens under the security documents (subject to permitted liens and the limitations set forth in the preceding sentence), use of proceeds, Investment Company Act, compliance with laws, solvency of the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions, Federal Reserve margin regulations and status of the Credit Facilities and the guarantees thereof as senior debt.  Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, the only conditions to availability of the Credit Facilities on the Closing Date are set forth in the Term Sheet under the heading “CERTAIN CONDITIONS–Initial Conditions” and in Exhibit C.  This paragraph, and the provisions of this paragraph, shall be referred to as the “Conditionality Provision”.

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7.	Indemnification and Expenses

You agree (a) to indemnify and hold harmless the Commitment Parties, their respective affiliates and their respective directors, officers, employees, advisors and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Credit Facilities, the use of the proceeds thereof and the Acquisition and the Transactions or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person upon demand for any reasonable, documented, out-of-pocket  legal or other documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct, bad faith or gross negligence of such indemnified person or from the breach by such indemnified person of its agreement hereunder and (b) regardless of whether the Closing Date occurs, to reimburse each Commitment Party and its affiliates for all reasonable, documented out-of-pocket expenses that have been invoiced prior to the Closing Date XXXXXXXXXX or following termination or expiration of the commitments hereunder (including due diligence expenses, syndication expenses, travel expenses, and the fees, charges and disbursements of one transaction counsel, in addition to special or local counsel) incurred in connection with each of the Credit Facilities and any related documentation (including this Commitment Letter and the definitive Credit Facility Documentation) or the administration, amendment, modification or waiver thereof.  It is further agreed that each Commitment Party shall only have liability to you (as opposed to any other person).  No indemnified person shall be liable for any damages arising from the use by other persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such other persons, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of such indemnified person (or any of its related parties) or from the breach by such indemnified person (or any of its related parties) of its agreements hereunder.  None of the indemnified persons or you, the Target or any of your or their respective affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Fee Letter, the Credit Facilities or the transactions contemplated hereby.  You shall not be liable for any settlement of any Proceeding effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent, or if there is a judgment against an indemnified person in any such Proceeding, you agree to indemnify and hold harmless each indemnified person in the manner set forth above.  You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceeding against an indemnified person in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

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8.	Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

You acknowledge that each Commitment Party (or its affiliates) is a full service securities firm and such person may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of you, the Target, your or their respective affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.  In addition, none of the Commitment Parties and none of their respective affiliates will use confidential information obtained from you or your affiliates or on your or their behalf by virtue of the transactions contemplated hereby in connection with the performance by the Commitment Parties and their respective affiliates of services for other companies or other persons and none of the Commitment Parties or their respective affiliates will furnish any such information to any of their other customers.  You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or other persons.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Commitment Parties have advised or are advising you on other matters, (b) the Commitment Parties, on the one hand, and you, on the other hand, have an arm's length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Commitment Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (f) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (g) none of the Commitment Parties has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and the Borrower.

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9.	Confidentiality

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) you and your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and, on a confidential basis, those of the Target and its subsidiaries and the Target itself (provided that the Fee Letter and its terms and substance shall only be disclosed to the Target and its officers, directors, employees, attorneys, accountants, agents or advisors in mutually agreed redacted form), (b) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof), (c) upon notice to the Commitment Parties, this Commitment Letter and the existence and contents hereof (but not the Fee Letter or the contents thereof other than the existence thereof and the contents thereof as part of projections, pro forma information and a generic disclosure of aggregate sources and uses to the extent customary in marketing materials and other disclosures) may be disclosed in any prospectus or offering memoranda relating to the Senior Financing, in any syndication or other marketing material in connection with the Credit Facilities or in connection with any public filing requirement, and (d) the Term Sheet may be disclosed to potential Lenders and to any rating agency in connection with the Acquisition; provided that the foregoing restrictions shall cease to apply in respect to the existence and contents of this Commitment Letter (but not in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

The Commitment Parties shall use all nonpublic information received by them in connection with the Acquisition and the related transactions solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) to rating agencies, (b) to any Lenders or participants or prospective Lenders or participants, (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such Commitment Party shall promptly notify you, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (e) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (collectively, “Representatives”) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (f) to any of its respective affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the Acquisition and the related transactions, (g) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or Representatives in breach of this Commitment Letter and (h) for purposes of establishing a “due diligence” defense; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information.  The provisions of this paragraph shall automatically terminate two years following the date of this Commitment Letter.

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10.	Miscellaneous

This Commitment Letter shall not be assignable by you (except to one or more of your subsidiaries immediately prior to or otherwise substantially concurrently with the consummation of the Acquisition) without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons to the extent expressly set forth herein.  Subject to Section 3 above, the Commitment Parties reserve the right to employ the services of their affiliates in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates may agree in their sole discretion.  This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us and you with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto.  This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder.  You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court.  You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum.  You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the Transactions, this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes names, addresses, tax identification numbers and other information that will allow such Commitment Party and each Lender to identify the Borrower and each Guarantor in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender.

The indemnification, fee, expense, jurisdiction, syndication and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding (except with respect to syndication) the termination of this Commitment Letter or the commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) assistance to be provided in connection with the syndication thereof and (b) confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be superseded by the provisions of the Credit Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.  You may terminate the Commitment Parties’ commitments hereunder at any time subject to the provisions of the preceding sentence.

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Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and of the Fee Letter not later than 5:00 p.m., New York City time, on May 17, 2010.  This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.  In the event that the initial borrowing under the Credit Facilities does not occur on or before the Expiration Date, then this Commitment Letter and the commitments hereunder shall automatically terminate unless we shall, in our discretion, agree to an extension.  “Expiration Date” means the earliest of (i) January 7, 2011, (ii) the closing of the Acquisition without the use of the Credit Facilities and (iii) the termination prior to closing of the Acquisition of the Merger Agreement.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Dawn L. LeeLum
Name: Dawn L. LeeLum
Title: Executive Director

J.P. MORGAN SECURITIES INC.

By:	/s/ David A. Dwyer
Name: David A. Dwyer
Title: Executive Director

Commitment Letter Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Stephen Cayer
Name: Stephen Cayer
Title: Managing Director

By:	/s/ Patrick W. Dowling
Name: Patrick W. Dowling
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Managing Director

By:	/s/ William Frauen
Name: William Frauen
Title: Managing Director

Commitment Letter Signature Page

Accepted and agreed to as of the date first written above:

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Senior Vice President and Chief Financial Officer

Commitment Letter Signature Page

EXHIBIT A

PROJECT OLYMPUS
TRANSACTION SUMMARY

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached and in Exhibits B and C thereto.

Universal Health Services, Inc. (the “Borrower”) has newly formed Olympus Acquisition Corp. (“Acquisition Co”), for the purpose of having the Borrower acquire (the “Acquisition”), through a merger transaction the company identified to us as “Phoenix” (the “Target”) pursuant to a Merger Agreement (together with all exhibits, schedules and disclosure letters thereto, the “Merger Agreement”) dated as of May 16, 2010 between the Target, Acquisition Co and the Borrower.  In connection therewith, it is intended that:

(a)           The Borrower will obtain senior secured credit facilities (the “Credit Facilities”) in an aggregate amount of $4,150 million comprised of (i) a $500 million “tranche A” term loan facility, (ii) a $2,850 million “tranche B” term loan facility and (iii) a $800 million revolving credit facility, each as described in Exhibit B. The amount of the “tranche B” term loan facility shall be reduced by an amount equal to the gross cash proceeds (if any) obtained by the Borrower prior to the Closing Date from any senior unsecured financing (the “Senior Financing”).

(b)           The proceeds of the Credit Facilities and the Senior Financing on the Closing Date will be applied (i) to refinance certain existing indebtedness of the Target and the Borrower, (ii) to pay the cash consideration for the Acquisition and (iii) to pay the fees and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”).

The transactions described above are collectively referred to herein as the “Transactions”.  For purposes of this Commitment Letter and the Fee Letter, “Closing Date” shall mean the date of the satisfaction or waiver of the conditions set forth in Exhibit C and the initial funding of the relevant Credit Facilities.

EXHIBIT B

PROJECT OLYMPUS
$4,150 million
Credit Facilities
Summary of Terms and Conditions

Set forth below is a summary of the principal terms and conditions for the Credit Facilities.  Capitalized terms used but not defined shall have the meanings set forth in the Commitment Letter to which this Exhibit B is attached and in Exhibits A and C attached thereto.

1.	PARTIES

Borrower:	Universal Health Services, Inc., a Delaware corporation (the “Borrower”).

Guarantors:	Each of the Borrower’s direct and indirect, existing and future, domestic material subsidiaries (the “Guarantors”; together with the Borrower, the “Loan Parties”).

Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities Inc. (“JPMSI”) and Deutsche Bank Securities Inc. (“DBSI” and, together with JPMSI, in such capacity, the “Senior Lead Arrangers”).

Administrative Agent:	JPMorgan Chase Bank, N.A. (in such capacity, the “Administrative Agent”).

Lenders:	A syndicate of banks, financial institutions and other entities arranged by the Commitment Parties and reasonably acceptable to the Borrower (collectively, the “Lenders”).

2.	TYPES AND AMOUNTS OF CREDIT FACILITIES

A.	Term Loan Facilities

Type and Amount:	Term loan facilities (the “Term Loan Facilities”) as follows:

Tranche A Term Facility: A five-year term loan facility (the “Tranche A Term Facility” in the amount of up to $500 million (the loans thereunder, the “Tranche A Term Loans”). XXXXXXXXXX.

Tranche B Term Facility: A six-year term loan facility (the “Tranche B Term Facility” in the amount of up to $2,850 million (the loans thereunder, the “Tranche B Term Loans” and, together with the Tranche A Term Loans, the “Term Loans”).  XXXXXXXXXX.

Maturity and Amortization:	The Tranche A Term Loans will mature on the date that is five years after the Closing Date (the “Tranche A Term Maturity Date”).

The Tranche A Term Loans shall be repayable for the first eight quarters in equal quarterly installments in an aggregate annual amount equal to 2.5% of the original principal amount of the Tranche A Term Facility and thereafter in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Tranche A Term Facility.  The balance of the Tranche A Term Loans will be payable on the Tranche A Term Maturity Date.

The Tranche B Term Loans will mature on the date that is six years after the Closing Date (the “Tranche B Term Maturity Date”).

The Tranche B Term Loans shall be repayable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Tranche B Term Facility.  The balance of the Tranche B Term Loans will be payable on the Tranche B Term Maturity Date.

Availability:	The Term Loans shall be made in a single drawing on the Closing Date. Repayments and prepayments of the Term Loans may not be reborrowed.

Use of Proceeds:	The proceeds of the Term Loans will be used to finance a portion of the Transactions and to refinance certain existing indebtedness of the Borrower and the Target.

B.	Revolving Facility:

Type and Amount:
A five-year revolving facility (the “Revolving Facility”; the commitments thereunder, the “Revolving Commitments”) in the initial amount of $800 million (the loans thereunder, together with (unless the context otherwise requires) the Swingline Loans referred to below, the “Revolving Loans”; and together with the Term Loans, the “Loans”).  XXXXXXXXXX.

Availability and Maturity:
The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the date that is five years after the Closing Date (the “Revolving Termination Date”)(and, in the case of ABR borrowings, will be available on a same day basis).  The Revolving Commitments and the Revolving Loans will mature on the Revolving Termination Date. Amounts repaid under the Revolving Facility may be reborrowed, subject to satisfaction of the on-going borrowing conditions.  The Borrower shall be permitted to borrow up to $300 million under the Revolving Facility on the Closing Date (excluding the amount of letters of credit then outstanding).

Letters of Credit:
A portion of the Revolving Facility not in excess of $125 million shall be available beginning on the Closing Date for the issuance of letters of credit (the “Letters of Credit”) by the Administrative Agent or other Lenders reasonably satisfactory to the Borrower (in such capacity, the “Issuing Lender”).  No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance unless consented to by the Issuing Lender and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above) under customary “evergreen” provisions.

Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Loans) within one business day.  To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to fund participations in the reimbursement obligations on a pro rata basis.

Swingline Loans:
A portion of the Revolving Facility not in excess of $50 million shall be available for swingline loans (the “Swingline Loans”) from the Administrative Agent on same-day notice.  Any Swingline Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis.  Each Lender under the Revolving Facility shall be irrevocably and unconditionally required to purchase, under certain circumstances, a participation in each Swingline Loan on a pro rata basis.

Use of Proceeds:
The proceeds of the Revolving Loans, the Letters of Credit and the Swingline Loans shall be used to finance the working capital needs and for general corporate purposes of the Borrower and its subsidiaries.

3.	CERTAIN PAYMENT PROVISIONS

Fees and Interest Rates:	As set forth on Annex I.

Optional Prepayments and Commitment Reductions:
Loans may be prepaid and commitments may be reduced, in whole or in part without premium or penalty, in minimum amounts to be agreed, at the option of the Borrower at any time upon one day’s (or, in the case of a prepayment of Eurodollar Loans, three days’) prior notice, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Eurodollar Loans (as defined in Annex I) prior to the last day of the relevant interest period.  Optional prepayments of the Term Loans shall be applied as directed by the Borrower.

Mandatory Prepayments:	Mandatory repayments of Term Loans shall be required from:

(a)    100% of any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation but excluding the sale of receivables in connection with a receivables securitization facility up to an amount to be determined (the “Receivables Facility”) and asset swaps) by the Loan Parties and their subsidiaries (subject to exceptions and reinvestment rights to be agreed);

(b) 100% of the net cash proceeds from issuances or incurrences of debt by the Loan Parties and their subsidiaries (other than indebtedness permitted by the Credit Facilities); and

(c) 50% (with stepdowns to be agreed based on the Leverage Ratio (as defined below)) of annual Excess Cash Flow (to be defined in a manner to be agreed) of the Loan Parties and their subsidiaries.

All mandatory repayments of Term Loans will be applied first to scheduled installments thereof occurring within the next 12 months in direct order of maturity and second ratably to the remaining respective installments thereof.  Mandatory prepayments of the Term Loans may not be reborrowed.

4.	COLLATERAL

Collateral:
Subject to exclusions and limitations to be agreed and subject to the Conditionality Provision, the obligations of the Borrower and each Guarantor in respect of the Credit Facilities and any swap agreements and cash management arrangements provided by any Lender (or any affiliate of a Lender) shall be secured by a perfected first priority security interest in substantially all of its tangible and intangible assets (including, without limitation, intellectual property, real property and all of the capital stock each of the Borrower’s direct and indirect domestic subsidiaries (and limited, in the case of foreign subsidiaries, to 66-⅔% of the capital stock of first tier foreign subsidiaries)), except (a) for (i) motor vehicles, (ii) deposit accounts, (iii) letters of credit and letter of credit rights not constituting supporting obligations, (iv) intellectual property to the extent perfection of a security interest thereon requires any filing to be made outside the United States, (v) accounts receivable sold pursuant to the Receivables Facility up to an amount to be agreed, (vi) certain real estate property to be agreed that will be subject to sale-leaseback transactions, and (vii) those assets (including, without limitation, “RTC” facilities) as to which the Administrative Agent and the Borrower agree that the cost of obtaining a security interest therein is excessive in relation to the benefit to the Lenders afforded thereby and (b) that the Loan Parties shall not be required to enter into control agreements or otherwise provide control with respect to securities accounts. If the Borrower’s 6.75% Senior Notes due 2011, and the 7.125% Senior Notes due 2016 shall remain outstanding, the Administrative Agent and the trustee(s) thereof shall enter into an intercreditor agreement reasonably satisfactory to the Administrative Agent.

5.	CERTAIN CONDITIONS

Initial Conditions:
The availability of the Credit Facilities on the Closing Date will be subject only to (a) the conditions precedent set forth in Section 6 of the Commitment Letter and on Exhibit C, and (b) the accuracy in all material respects of the representations and warranties (subject to the Conditionality Provision).

On-Going Conditions:
After the Closing Date, the making of each Loan or the issuance of a Letter of Credit shall be conditioned upon (a) the accuracy in all material respects (and in all respects if qualified by materiality) of all representations and warranties in the definitive documentation for the Credit Facilities and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

6.	DOCUMENTATION

Credit Documentation:
The definitive documentation for the Credit Facilities (the “Credit Facilities Documentation”) shall contain those terms and conditions usual for facilities and transactions of this type as may be reasonably agreed by the Borrower, the Senior Lead Arrangers and the Lenders.

Financial Covenants:	Limited to:

(a)
A maximum total leverage ratio (the “Leverage Ratio”), defined as the ratio of total indebtedness to EBITDA, at levels to be agreed and with at least a 25% cushion in EBITDA above the EBITDA levels set forth in the Borrower model delivered to the Senior Lead Arrangers (the “Borrower Model”).

(b)
A minimum net interest coverage ratio (the “Interest Coverage Ratio”), defined as the ratio of EBITDA to total net interest expense, at levels to be agreed and with at least a 25% cushion in EBITDA above the EBITDA levels set forth in the Borrower Model.

Financial definitions shall be consistent with the relevant definitions in the credit agreement dated as of March 4, 2005, among the Borrower, the subsidiaries of the Borrower party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions from time to time party thereto (the “Existing Credit Agreement”), as in effect on the date hereof (after giving effect to any amendment, modification or supplement prior to the date hereof).

Representations and Warranties:
Shall consist of the following (with exceptions and materiality and other qualifications to be agreed): material accuracy of financial statements (including pro forma financial statements); absence of undisclosed material liabilities; no material adverse change; corporate existence and qualification; due authorization and compliance with law; power and authority; enforceability of Credit Facilities Documentation; no conflict with law or material contractual obligations; no material litigation; no default; ownership of material property; liens; intellectual property; taxes; Federal Reserve margin regulations; labor matters; compliance with ERISA; Investment Company Act and other regulations; subsidiaries; use of proceeds; environmental matters; accuracy of disclosure; creation and perfection of security interests (subject to permitted liens); solvency of the Borrower and its subsidiaries, on a consolidated basis; status of Credit Facilities as senior debt; Regulation H; and delivery of certain documents.

Affirmative Covenants:
Shall consist of the following (with exceptions and materiality and other qualifications to be agreed): delivery of financial statements, reports, accountants’ letters, projections, officers’ certificates and certain other information; payment of taxes and other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; compliance with ERISA; further assurances with respect to collateral (including, without limitation, with respect to security interests in after-acquired property), guarantees and new subsidiaries; maintenance of monitored public corporate family/corporate credit ratings; and agreement to obtain interest rate protection in an amount and manner satisfactory to the Administrative Agent.

Negative Covenants:
Shall consist of the following (with exceptions, baskets and other qualifications to be agreed): limitations on: indebtedness (including guarantee obligations); liens; mergers, consolidations, liquidations and dissolutions; sales of assets (other than the sale of accounts receivable in connection with a Receivables Facility); dividends and other payments in respect of capital stock; capital expenditures; acquisitions, investments, loans and advances; payments and modifications of subordinated and other material debt instruments to be agreed; transactions with affiliates; sale-leasebacks; changes in fiscal year; hedging arrangements; negative pledge clauses and clauses restricting subsidiary distributions; changes in lines of business; and amendments to the Transaction Agreement and other transaction documents.

Events of Default:
Shall consist of the following (to be subject to exceptions, baskets and materiality and other qualifications to be agreed upon): nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of a representation or warranty when made; violation of a covenant (subject, in the case of certain affirmative covenants, to notice and a grace period to be agreed upon); cross-default to material indebtedness; bankruptcy events in respect of the Borrower and its subsidiaries other than immaterial subsidiaries; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or non-perfection of security interest; and a change of control (the definition of which is to be agreed upon).

Voting, Assignments and Participations, Yield Protection:
Amendments and waivers with respect to the Credit Facilities Documentation shall require the approval of Lenders holding more than 50% of the aggregate amount of the Term Loans and Revolving Commitments (the “Required Lenders”), except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of any amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) reductions of any of the voting percentages, (ii) releases of all or substantially all the collateral and (iii) releases of all or substantially all of the Guarantors.

The Credit Facilities Documentation shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as the Required Lenders shall have consented thereto.

The Credit Facilities Documentation shall contain customary provisions relating to “defaulting” Lenders (including provisions relating to providing cash collateral to support swingline loans or letters of credit, the suspension of voting rights, rights to receive certain fees, and termination or assignment of commitments or Loans of such Lenders).

The Lenders will be permitted to assign all or a portion of their Loans and Commitments with the consent of the Borrower (unless an event of default has occurred and is continuing or such assignment is to a Lender or an affiliate of a Lender).

Expenses and Indemnification:
Regardless of whether the Closing Date occurs, the Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arrangers associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Facilities Documentation XXXXXXXXXX and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of one transaction counsel, in addition to special or local counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Facilities Documentation.

The Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses (including the reasonable fees, disbursements and other charges of counsel) incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of the relevant indemnified person (or its related parties) or from breach by such indemnified person of its agreements under the Credit Facilities Documentation.

Governing Law and Forum:	New York.

Counsel to the Administrative Agent and the Commitment Parties:	Simpson Thacher & Bartlett LLP.

Annex I to Exhibit B

INTEREST AND CERTAIN FEES

Interest Rate Options:
The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurodollar Rate, plus the Applicable Margin; provided that all Swingline Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate applicable for an interest period of one month plus 1.00%; provided, however, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall the ABR for the Tranche B Term Facility be deemed to be less than 2.50% per annum.

“ABR Loans” means Loans bearing interest based upon the ABR.

“Applicable Margin” means, initially, (a) with respect to Revolving Loans (including Swingline Loans), (i) 2.25% in the case of ABR Loans and (ii) 3.25% in the case of Eurodollar Loans, (b) with respect to Tranche A Term Loans (i) 2.25%, in the case of ABR Loans and (ii) 3.25%, in the case of Eurodollar Loans and (c) with respect to Tranche B Term Loans (i) 2.50%, in the case of ABR Loans and (ii) 3.50%, in the case of Eurodollar Loans.  The foregoing margins applicable to Revolving Loans and Tranche A Term Loans shall be subject to change after financial statements have been delivered for two full fiscal quarters after the Closing Date based upon the pricing grid attached hereto as Annex I-B.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three, six, and if agreed by all relevant Lenders, nine or twelve months (as selected by the Borrower) appearing on LIBOR01 Page published by Reuters; provided, however, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Eurodollar Rate for the Tranche B Term Facility be deemed to be less than 1.50% per annum.

“Eurodollar Loans” means Loans bearing interest based upon the Eurodollar Rate.

Interest Payment Dates:	In the case of ABR Loans, quarterly in arrears.

In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:
The Borrower shall pay a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Facility, payable quarterly in arrears, subject to change after financial statements have been delivered for two full fiscal quarters after the Closing Date based upon the pricing grid attached hereto as Annex I-B.  Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

Letter of Credit Fees:
The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of each such Letter of Credit.  Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

A fronting fee in an amount to be agreed on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account.  In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:
At any time when the Borrower is in default in the payment of any amount under the Credit Facilities, after giving effect to any applicable grace period, such overdue amounts shall bear interest at 2.00% per annum above the rate otherwise applicable thereto (or, in the event there is no applicable rate, 2.00% per annum in excess of the rate otherwise applicable to Revolving Loans maintained as ABR Loans from time to time).

Rate and Fee Basis:
All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans, the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

B-I-2

Annex I-B

Pricing1

Leverage Ratio	Eurodollar Rate for Tranche A Term Loans and Revolving Loans	ABR for Tranche A Term Loans and Revolving Loans	Commitment Fee
<2.75 to 1.00	2.50%	1.50%	0.25%
<3.25 to 1.00 but ≥2.75 to 1.00	2.75%	1.75%	0.375%
<3.75 to 1.00 but ≥3.25 to 1.00	3.00%	2.00%	0.375%
<4.25 to 1.00 but ≥3.75 to 1.00	3.25%	2.25%	0.50%
≥4.25 to 1.00	3.50%	2.50%	0.50%

1	Pricing levels to include a trigger based on ratings to be agreed.

EXHIBIT C

PROJECT OLYMPUS
Conditions

The availability of the Credit Facilities shall be subject to the satisfaction of the following conditions (subject to the Conditionality Provision).  Capitalized terms used but not defined herein have the meanings set forth in the Commitment Letter to which this Exhibit C is attached and in Exhibits A and B.

1.   Each Loan Party to be party thereto shall have executed and delivered the Credit Facilities Documentation on terms consistent with the Commitment Letter and otherwise reasonably satisfactory to both the Loan Parties and the Commitment Parties, and the Commitment Parties shall have received:

a.	customary closing certificates and legal opinions; and

b.
a certificate from the chief financial officer of the Borrower, in form and substance reasonably acceptable to the Commitment Parties, certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

2.   On the Closing Date, after giving effect to the Transactions, neither the Borrower nor any of its subsidiaries shall have any material indebtedness for borrowed money other than the Credit Facilities (or the Senior Financing issued in lieu of any portion of the Tranche B Term Facility), the Borrower’s existing 6.75% Senior Notes due 2011, and the Borrower’s existing 7.125% Senior Notes due 2016 and other indebtedness expressly contemplated by the Merger Agreement.

3.   The Acquisition shall be consummated pursuant to the Merger Agreement, substantially concurrently with the initial funding of the Credit Facilities and no provision thereof shall have been amended or waived in any respect that would be materially adverse to the Commitment Parties without the prior written consent of the Commitment Parties.

4.   Since December 31, 2009, there has not been any event, circumstance, state of facts, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect (without any regard to the Company Disclosure Schedule (as defined in the Merger Agreement) or any disclosures in the SEC Reports (as defined in the Merger Agreement). As used herein, a “Target Material Adverse Effect” means (i) any event, circumstance, state of facts, change or effect that is materially adverse to the business, financial condition or results of operations of the Target and its Subsidiaries (as defined in the Merger Agreement), taken as a whole, or (ii) any event, circumstance, state of facts, change or effect that would prevent or materially delay the consummation of the Merger or otherwise prevent the Target from performing its obligations under the Merger Agreement; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or would reasonably be expected to be, a Target Material Adverse Effect (except, in the case of clauses (A)(1), (A)(2) or (A)(4) below, to the extent any of the matters referred to therein has had or would reasonably be expected to have a disproportionate adverse effect on the Target and its Subsidiaries, taken as a whole, as compared to other for-profit and comparable or similar companies operating in the industries in which the Target and its Subsidiaries operate, after taking into account the size of the Target relative to such other for-profit companies):  (A) any event, circumstance, state of facts, change or effect resulting from or relating to (1) a change in general economic, political or financial market conditions, including interest or exchange rates, (2) a change generally affecting the industries in which the Target and its Subsidiaries operate (including seasonal fluctuations) or general economic conditions that generally affect the industries in which the Target and its Subsidiaries conduct their business, (3) any change in accounting requirements or principles required by GAAP (as defined in the Merger Agreement) (or any interpretations thereof) or required by any change in applicable Laws (as defined in the Merger Agreement) (or any interpretations thereof), (4) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law after the date hereof, (5) any Action (as defined in the Merger Agreement), investigation, review or examination undertaken by a Governmental Authority (as defined in the Merger Agreement), or any sanction, fine, operating restriction or other similar penalty arising as a result thereof, with respect to any Company Health Care Business (as defined in the Merger Agreement) or Company Health Care Facility (as defined in the Merger Agreement) (a “Regulatory Condition”), that is currently pending or arises after the date of the Merger Agreement, in each case to the extent such Regulatory Condition is consistent in nature, scope and impact on the Target and its Subsidiaries, taken as a whole, with Regulatory Conditions arising and fully resolved from time to time in the conduct of the business of the Target and its Subsidiaries on or before December 31, 2009, (6) any acts of terrorism or war or any weather related event, fire or natural disaster or any escalation thereof, (7) the announcement of the execution of the Merger Agreement or the pendency or consummation of the Acquisition and the other transactions contemplated by the Merger Agreement (collectively, the “Merger Agreement Transactions”) (including any Actions, challenges or investigations to the extent relating to the Merger Agreement or to the Merger Agreement Transactions made or brought by any of the current or former stockholders of the Target (on their own behalf or on behalf of the Target), (8) the identity of Borrower or any of its affiliates as the acquiror of the Target or any facts or circumstances concerning the Borrower or any of its affiliates, or (9) compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, the Merger Agreement or the taking of any action consented to or requested by the Borrower; or (B) any failure, in and of itself, to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of the Company Common Stock (as defined in the Merger Agreement) (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be taken into account in determining whether there is a Target Material Adverse Effect).

5.   No bankruptcy default under the Credit Facilities Documentation shall have occurred and be continuing.

6.   The Leverage Ratio for the Borrower and its subsidiaries, calculated on a pro forma basis for the Transactions for the four most-recent fiscal quarters ended not less than 45 days prior to the Closing Date shall not be more than 3.90 to 1.00.

7.   The Commitment Parties shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (A) the Borrower and its subsidiaries and (B) the Target and its subsidiaries, in each case for the three most recently completed fiscal years ended at least 90 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (A) the Borrower and its subsidiaries and (B) the Target and its subsidiaries, in each case for each subsequent fiscal quarter after the latest fiscal year referred to in clause (a) ended at least 45 days before the Closing Date; provided that filing of the required financial statements on form 10-K and form 10-Q by the Borrower or the Target, as applicable, will satisfy the foregoing requirements with respect to the Borrower and its subsidiaries or the Target and its subsidiaries, as applicable.

8.   The Commitment Parties shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

C-2

9.   (a) the Investment Banks (as defined in the Fee Letter referred to in the Commitment Letter) shall have received, not later than 20 days prior to the Closing Date, a customary offering memorandum, including financial statements, pro forma financial statements, business and other financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933 and of type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents to consummate the Senior Financing (with the exception of a consolidating footnote to the financial statements for guarantors and non-guarantors, financial information, as such information may be expressed in the body of the relevant disclosure document with disclosure customary for a Rule 144A offering) and drafts of customary comfort letters by the auditors of the Borrower and the Target which such auditors are prepared to issue upon completion of customary procedures and (b) the Borrower shall ensure that such Investment Bank shall have been afforded a period of at least 20 consecutive days upon receipt of the information described in clause (a), to seek to place the Senior Financing.

10.   The Administrative Agent shall have received, at least 5 days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, previously requested by the Administrative Agent.

11.   Payment of all fees and invoiced expenses due to the Commitment Parties and the Lenders from the proceeds of the initial fundings under the Credit Facilities.

12.   All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to liens permitted under the Credit Facilities Documentation) in the Collateral under the Credit Facilities shall have been taken; provided, however, that with respect to the creation or perfection of a security interest in any intended Collateral, if the creation or perfection of the Administrative Agent’s security interest in such intended Collateral is not or cannot reasonably be accomplished prior to the Closing Date (other than (x) the pledge of capital stock of domestic subsidiaries of the Borrower and (y) the grant and perfection of security interests in other assets pursuant to which a lien may be perfected solely by the filing of a financing statement under the UCC) after use of commercially reasonable efforts to do so or without undue delay, burden or expense, then such Collateral shall not constitute a condition precedent to the initial borrowings under the Credit Facilities if the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within a reasonable period after the Closing Date to be mutually agreed.

13.   The Borrower and the Credit Facilities shall have received a rating (not subject to a minimum rating requirement) from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group at least 30 days prior to the Closing Date.

14.   The Lead Arrangers shall have been afforded a reasonable period of time to syndicate the Credit Facilities, which shall be 20 consecutive days from the date of commencement of syndication.

15.   Each of the conditions in paragraph 1 to 14 above shall have been satisfied on or before the Expiration Date.

 C-3